Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(6,971,461)
Unrealized Gain (Loss) on Market Value of Futures	(8,598,960)
Dividend Income	4,552
Interest Income	27,222
ETF Transaction Fees	350
Total Income (Loss)	$(15,538,297)

Expenses
General Partner Management Fees	$69,933
Professional Fees	15,971
Brokerage Commissions	11,959
Non-interested Directors' Fees and Expenses	590
Prepaid Insurance Expense	353
Total Expenses	98,806
Expense Waiver	(13,205)
Net Expenses	$85,601
Net Income (Loss)	$(15,623,898)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/16	$115,890,132
Additions (100,000 Shares)	1,386,683
Net Income (Loss)	(15,623,898)

Net Asset Value End of Month	$101,652,917
Net Asset Value Per Share (7,900,000 Shares)	$12.87

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612